SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         MIDCOAST ENERGY RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                         MIDCOAST ENERGY RESOURCES, INC.
                          1100 LOUISIANA, SUITE 2950
                             HOUSTON, TEXAS 77002

                     ------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 17, 1999

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), will be held at the Royal Sonesta Hotel located at 300 Bourbon Street, New Orleans, Louisiana on Monday, May 17, 1999, at 10:30 a.m., local time, for the following purposes:


      1. To elect six Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

      2. To approve a proposal which would change the Company's state of incorporation from Nevada to Texas;

      3. To approve an amendment to the 1997 Non-Employee Director Stock Option Plan (the "Director Plan") which would increase the number of shares of the Company's common stock, par value $.01 per share, which could be issued under the Director Plan;

      4. To approve the Midcoast Energy Resources, Inc. Employee Stock Purchase Plan; and

      5. To consider such other business as may properly come before the Annual Meeting.


      Stockholders of record at the close of business on March 31, 1999, and only those stockholders of record will be entitled to vote at the Annual Meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.



                                          By Order of the Board of Directors


                                          /S/ DUANE S. HERBST
                                          Duane S. Herbst
                                          Secretary


Houston, Texas
April 15, 1999

                       MIDCOAST ENERGY RESOURCES, INC.
                          1100 LOUISIANA, SUITE 2950
                             HOUSTON, TEXAS 77002

                     ------------------------------------


                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 17, 1999

                     ------------------------------------


      This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), of proxies in the accompanying form to be voted at the Annual Meeting of stockholders of the Company to be held on Monday, May 17, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      The shares covered by a proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein regarding the election of Directors, the approval of a proposal which would change the Company's state of incorporation from Nevada to Texas ("Reincorporation Proposal"), the amendment ("Director Plan Amendment") to the 1997 Non-Employee Director Stock Option Plan ("Director Plan"), the approval of the Midcoast Energy Resources, Inc. Employee Stock Purchase Plan ("ESPP Proposal") and with respect to any other matter which may properly come before the Annual Meeting, in accordance with the judgment of the persons designated as proxies. Where specific instructions are not indicated, the proxy will be voted FOR the election of the six directors (each, a "Director") as nominated ("Nominees"); FOR the Reincorporation Proposal; FOR the approval of the Director Plan Amendment; and FOR the ESPP Proposal. Any stockholder giving a proxy will have the right to revoke such proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing the proxy.

      The Board has fixed the close of business on March 31, 1999, as the record date for the determination of stockholders entitled to vote at the Annual Meeting ("Record Date"). As of the Record Date, there were outstanding 7,149,513 shares of the Company's common stock, par value $.01 per share ("Common Stock"), each share of Common Stock having one vote on all matters presented at the Annual Meeting. This proxy statement and the accompanying form of proxy is being mailed on or about April 15, 1999, to all stockholders entitled to vote at the Annual Meeting.

      Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the Annual Meeting. A majority of the Company's issued and outstanding shares of Common Stock, as of the Record Date, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more Nominees will not be counted as votes cast for such individuals. Abstentions and broker non-votes (I.E., proxies marked by a broker to indicate the shares are not being voted) will be treated as present at the meeting for purposes of determining a quorum. However, abstentions have the same effect as a vote "against" a proposal, and broker non-votes are treated as not present for voting on non-discretionary proposals. Based upon American Stock Exchange rules, the Company believes that all of management's proposals are considered discretionary and, accordingly, brokerage firms may vote on behalf of their clients if such clients do not furnish voting instructions within 10 days of the Annual Meeting. Any proxy on which no direction is specified will be voted for (i) the election of all Nominees for director named below, (ii) the approval of the Reincorporation Proposal; (iii) the approval of the Director Plan Amendment, (iv) the approval of the ESPP Proposal, and (v) in the discretion of the persons named on the proxy cards on any other matter which may properly come before the Annual Meeting. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a signed proxy of a later date or appearing at the Annual Meeting and voting in person.

                               TABLE OF CONTENTS


                                                                          PAGE

ELECTION OF DIRECTORS.......................................................4
    Information Regarding the Nominees......................................4
    Director Compensation and Board Committees..............................5
    Agreements Regarding the Election of Directors..........................5
    Vote Required for Election..............................................6

APPROVAL OF THE REINCORPORATION PROPOSAL....................................6
    Summarization of the Reincorporation Proposal...........................6
    Principal Reasons for the Proposed Reincorporation......................7
    Federal Tax Consequences................................................8
    No Right to Dissent.....................................................8
    Effect on Stock Price...................................................8
    Authorized Shares of Common and Preferred Stock.........................8
    Certain Changes in the Rights of Stockholders...........................8
    Vote Required for Approval.............................................13

APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AMENDMENT.....13
    Vote Required for Approval.............................................14

APPROVAL OF THE MIDCOAST ENERGY RESOURCES EMPLOYEE STOCK PURCHASE PLAN.....14
    Summarization of the Stock Purchase Plan...............................14
    Vote Required for Approval.............................................16

OTHER INFORMATION..........................................................16
    Principal Stockholders.................................................16
    Executive Officers of the Company......................................18
    Executive Compensation.................................................18
    Executive Employment Agreements........................................19
    Compensation Committee Interlocks and Insider Participation ...........20
    Compensation Committee Report .........................................20
    Performance Graph......................................................21
    Certain Relationships and Related Transactions.........................22

OTHER MATTERS..............................................................22
    Auditors...............................................................22
    Section 16(a) Beneficial Ownership Reporting Compliance................22
    Stockholder Proposal Information.......................................22
    Miscellaneous Matters..................................................23

EXHIBIT A..................................................................24
EXHIBIT B..................................................................34
EXHIBIT C..................................................................35

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS OF MIDCOAST ENERGY RESOURCES, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED HEREWITH. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE ANNUAL REPORT TO STOCKHOLDERS AT NO CHARGE UPON REQUEST DIRECTED TO: DUANE S. HERBST, SECRETARY, MIDCOAST ENERGY RESOURCES, INC., 1100 LOUISIANA, SUITE 2950, HOUSTON, TEXAS 77002.

                             ELECTION OF DIRECTORS


      At the Annual Meeting, six Directors are to be elected, each Director to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The persons named in the accompanying proxy have been designated by the Company's Board of Directors ("Board"), and unless authority is withheld, they intend to vote for the election of the Nominees named below to the Board. If any Nominee should become unavailable for election, the proxy may be voted for a substitute Nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any Nominee unavailable.

INFORMATION REGARDING THE NOMINEES

                                                                                                               DIRECTOR
              NAME                     AGE                              POSITION                                  SINCE
-------------------------------   ------------        ---------------------------------------------      ------------------------
Dan C. Tutcher.................        50             Chairman of the Board, President, and Chief                  1992
                                                                   Executive Officer
I. J. Berthelot, II............        39              Executive Vice President, Chief Operating                   1996
                                                                 Officer and Director
Ted Collins, Jr................        60                              Director                                    1997
Curtis J. Dufour, III..........        49                              Director                                    1999
Richard N. Richards............        52                              Director                                    1996
Bruce Withers..................        72                              Director                                    1997

      For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Other Information - Principal Stockholders."

      DAN C. TUTCHER has been Chairman of the Board, President and Chief Executive Officer since the Company's formation in 1992 and served as Treasurer from 1995 to 1996. Since 1989, Mr. Tutcher has also been President and Chief Executive Officer of Magic Gas Corp., a Texas corporation controlled by Mr. Tutcher (f/k/a Midcoast Natural Gas, Inc.) ("Magic"). Prior to its merger into the Company in 1992, Mr. Tutcher served as a Director of Nugget Oil Corporation ("Nugget"), from 1990 to 1992. He also serves on the Utilities Advisory Board of Cigna Corporation and on the board of the Interstate Natural Gas Association of America. Mr. Tutcher holds a Bachelors of Business Administration degree from Washburn University.

      I .J. (CHIP) BERTHELOT, II has been a Director since 1996 and serves as Executive Vice President and Chief Operating Officer. Mr. Berthelot has been with the Company since its formation in 1992. Mr. Berthelot joined the Company as Chief Engineer and became Vice President of Operations in 1995, Chief Operating Officer in 1996 and Executive Vice President in 1997. From 1991 to 1992 he was a gas contracts representative with Mitchell Energy and Development Co. ("Mitchell Energy"). He is a Professional Engineer, licensed in Texas and holds a Bachelors of Science degree in Petroleum and Natural Gas Engineering from Texas A&I University.

      TED COLLINS, JR. has been a Director since 1997. Mr. Collins has served as President since 1988 for Collins & Ware, Inc., a private corporation active in oil and gas exploration, production and property acquisition. He served as President of Enron Oil & Gas Company from 1986 to 1988 and prior to that held positions as President with HNG/Internorth Exploration Company and HNG Oil Company as well as Executive Vice President of American Quasar Petroleum Company. Mr. Collins also serves on the boards of Hanover Compressor Company, Queen Sand Resources, Inc. and Chaparral Resources, Inc. He graduated from the University of Oklahoma with a Bachelors of Science degree in Geological Engineering.

      CURTIS J. DUFOUR, III has been a Director since March 1999 and serves as President of DPI/Midcoast, Inc., a wholly-owned subsidiary of the Company. Prior to its merger with and into the Company in 1999, Mr. Dufour served as President of Dufour Petroleum, Inc. ("DPI"), from 1988 until 1999, and Chief Executive Officer from 1996 until 1999. DPI is a private corporation engaged in the natural gas liquids ("NGL") marketing and transportation business. Prior to forming DPI, Mr. Dufour served as President of Choctaw Fuels, Inc., a company engaged in the marketing and transportation of NGLs from 1978 until 1986. He graduated from the University of Southern Mississippi with a Bachelor of Science degree in Marketing.

      RICHARD (DICK) N. RICHARDS has been a Director since 1996. Mr. Richards is currently Director of New Reusable Systems for The Boeing Company. Prior to 1998, he had been with NASA where he served in several capacities since 1980. Mr. Richards was an astronaut with NASA until 1995 and flew one mission as pilot and commanded three other space shuttle missions. He also served as Manager of Space Shuttle Program Integration and Mission Director of the third Hubble Space Telescope Space Shuttle servicing mission. He holds a Bachelors of Science degree in Chemical Engineering from the University of Missouri and a Masters of Science in Aeronautical Systems from the University of West Florida.

      BRUCE WITHERS has served as director since 1997. From August 1991 to October 1996, Mr. Withers served as Chairman and Chief Executive Officer of Trident NGL, Inc. and Vice Chairman of NGC Corporation ("NGC"). NGC is a leading North American aggregator, processor, transporter and marketer of energy products and services. Prior to joining NGC, Mr. Withers served as President of the Transmission and Processing Division of Mitchell Energy for 17 years. Mitchell Energy is engaged through its subsidiaries in the exploration for and production of oil and gas, natural gas processing and gas gathering and transmission. He has also served as President and Chief Operating Officer of Liquid Energy Corp. and Southwestern Gas Pipeline, two affiliates of Mitchell Energy. Mr. Withers holds a Bachelors of Science degree in Petroleum and Natural Gas Engineering from Texas A & I University.

DIRECTOR COMPENSATION AND BOARD COMMITTEES

      During the year ended December 31, 1998, the Board met eight times. Each Director attended more than 75% of the meetings of the Board and the committees on which he served. The Company currently pays each non-employee Director, as defined in the Director Plan, a cash fee of $1,000 at the end of each calendar quarter of service, $1,000 for each regular and special meeting of the Board attended and $300 for each committee meeting attended plus any travel expenses. Under the Director Plan, pursuant to an annual election by the Director, these cash fees may be converted into shares of the Company's Common Stock at the market price (as defined in the Director Plan) on the last day of the quarter in which the fees are paid. Employee Directors do not receive additional compensation for service on the Board or its committees. Employee Directors are eligible to participate in the 1996 Incentive Stock Plan (the "Incentive Plan"). See "Other Information--Compensation Committee Report."

      The Director Plan entitles each newly-elected Director who is neither (i) an employee of the Company nor (ii) a Director as a result of an acquisition or financing transactions (defined as a "New Director" under the Director Plan) to receive options to purchase up to 15,000 shares of Common Stock on their initial election. Further, the Director Plan also entitles each existing Director and each New Director to receive an option to purchase 5,000 shares on each date he is reelected to serve as a member of the Board. Mr. Richards was issued options to purchase 6,875 shares and 6,250 shares pursuant to the Director Plan upon his re-election as Director in 1997 and 1998 respectively and Mr. Withers was issued options to purchase 20,625 shares and 6,250 shares upon his appointment to the Board in 1997 and his reelection in 1998, respectively. Each of these grants has been adjusted for the 10% stock dividend paid by the Company on March 2, 1998 to stockholders of record on February 13, 1998 (the "Stock Dividend") and the five-for-four stock split paid on March 1, 1999 to stockholders of record on February 11, 1999 (the "Stock Split").

      AUDIT COMMITTEE. The Board's Audit Committee was established in May 1996. The Committee's functions include reviewing internal controls and recommending to the Board the engagement of the Company's independent certified public accountants, reviewing with such accountants a plan for and results of their examination of the financial statements, and determining the independence of such accountants. The Audit Committee presently consists of Messrs.
Richards and Withers and met once during 1998.

      COMPENSATION COMMITTEE. The Board's Compensation Committee was established in May 1996. The Compensation Committee administers the 1996 Incentive Stock Plan ("Incentive Plan"). In this capacity, the Compensation Committee recommends all option grants or awards to Company officers, executives, employees and consultants. The Compensation Committee also recommends the establishment of policies dealing with various compensation, including compensation of executive officers, and any 401(k), pension and profit sharing plans which may be created. The Compensation Committee consists of Messrs. Collins, Richards and Withers and met once during 1998.

AGREEMENTS REGARDING THE ELECTION OF DIRECTORS

      In connection with the Company's acquisition through merger with Republic Gas Partners, L.L.C. ("Republic"), the agreement and plan of merger ("Republic Merger") required the Company take steps to elect Mr. Collins and Jerry J. Langdon to the Board for a period of two years. However, in the event that prior owners of Republic ("Republic Owners") stock ownership in Midcoast falls below certain thresholds the Company may, at its option, request and shall receive one or more of their resignations as Director, pursuant to such agreement. In November 1997, Messrs. Collins and Langdon were elected to the Board. In December 1998, Mr. Langdon resigned from the Board and the Republic Owners entered into a Waiver Agreement with the Company whereby the Republic Owners waived the above requirement as it related to Mr. Langdon.

      In connection with the Company's acquisition through merger of DPI and Flare, L.L.C., ("Flare") the agreement and plan of merger ("DPI/Flare Merger") required the Company take steps to elect Mr. Dufour to the Board for a period of two years. However, in the event that Mr. Dufour's stock ownership in Midcoast falls below certain thresholds the Company may, at its option, request and shall receive Mr. Dufour's resignation as Director, pursuant to such agreement. In March 1999, Mr. Dufour was elected to the Board. See "Certain Relationships and Related Transactions."

VOTE REQUIRED FOR ELECTION

      Provided that a quorum is present at the Annual Meeting, the six Nominees who receive the greatest number of votes cast for election by the stockholders entitled to vote therefore will be elected Directors.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.


                 APPROVAL  OF  THE  REINCORPORATION  PROPOSAL

      On February 22, 1999, the Board approved the Reincorporation Proposal which would change the Company's state of incorporation from Nevada to Texas. Before making its decision to approve the Reincorporation Proposal, the Board considered a number of jurisdictions in which to incorporate. The Company believes that it would be in the best interests of the Company's stockholders for the Company to become incorporated under the laws of the State of Texas. The Reincorporation Proposal is subject to the approval of the stockholders. All references to the Reincorporation Proposal and the Merger (as hereinafter defined) are qualified by and subject to the more complete information set forth in the Agreement and Plan of Merger referenced below. The following discussion summarizes certain aspects of the Reincorporation Proposal and Merger.

SUMMARIZATION OF THE REINCORPORATION PROPOSAL

      If the Reincorporation Proposal is approved by the stockholders, the Reincorporation Proposal will be effected by merging the Company into a wholly-owned subsidiary incorporated in Texas ("Texas Company"), for purposes of effecting the proposed merger (the "Merger") pursuant to the terms more particularly described in the Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as EXHIBIT A. The Texas Company has not engaged in any business, and will not engage in any business prior to the Merger. Upon completion of the Merger, the Company will cease to exist, and the Texas Company will own all of the Company's assets, assume the liabilities and will operate the Company's business under the name Midcoast Energy Resources, Inc. Further, each outstanding share of the Company's Common Stock will automatically convert into one share of common stock, par value $.01 per share, of the Texas Company (the "Texas Company Common Stock"). Such conversion of shares will not result in any change in the present ownership of shares of stock of the Company. The Company's employee benefit plans will not be changed in any material respect by the Merger. Outstanding options to purchase the Company's Common Stock will automatically be converted into options to purchase the Texas Company Common Stock. Options and warrants exercisable into the Company's Common Stock will be automatically adjusted so that such options and warrants will be exercisable into the same number of shares of Texas Company Common Stock upon the same terms and conditions as in effect immediately prior to the Effective Date (as hereinafter defined). Following the Merger, previously outstanding Company Common Stock certificates may be delivered in effecting sales, through a broker or otherwise, of shares of the Texas Company Common Stock. The Texas Company Common Stock will continue to be traded on the American Stock Exchange ("AMEX") under the same symbol.

      EXCHANGE OF CERTIFICATES. Following the Effective Date, certificates representing shares of the Company's Common Stock will be deemed to represent an equal number of shares of the Texas Company Common Stock. IT WILL NOT BE NECESSARY FOR THE HOLDERS OF THE COMPANY'S COMMON STOCK TO SURRENDER THEIR CERTIFICATES FOR NEW CERTIFICATES REPRESENTING TEXAS COMPANY COMMON STOCK. The Texas Company Common Stock is expected to be listed on the AMEX, as a successor to the Company's Common Stock. AMEX will consider the existing stock certificates as constituting "good delivery" in transactions subsequent to the Merger.

      Under Nevada law, the Company's Board must adopt the Reincorporation Proposal and recommend it to the stockholders, and the Reincorporation Proposal, including the merger, must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock. The Company's Board has unanimously adopted the Reincorporation Proposal and recommends the Reincorporation Proposal to the stockholders. If approved by the stockholders, it is anticipated the Reincorporation Proposal and the Merger will become effective as soon as practicable (the "Effective Date"), following the Annual Meeting. However, under the Merger Agreement, either the Board of the Company or the Texas Company may abandon the Merger either before or after stockholder approval has been obtained.

      At the Effective Date of the Reincorporation Proposal, the Company will be governed by the Texas Business Corporation Act, as amended ("TBCA"), the new articles of incorporation (the "Texas Articles"), and the new bylaws (the "Texas Bylaws"). With certain exceptions, the TBCA is substantially similar to the Nevada Private Corporation Law of the Nevada Revised Statutes ("Nevada PCL"). Material differences in stockholder rights and the powers of management under the TBCA and the Nevada PCL are discussed below under "Certain Changes in the Rights of Stockholders." Except for the imposition of changes required to conform to applicable Texas law, the Texas Articles and Texas Bylaws (collectively "Texas Charter Documents") will be substantially similar to the Company's existing articles of incorporation (the "Nevada Articles") and the Company's existing bylaws (the "Nevada Bylaws") (collectively, the "Nevada Charter Documents").

      The Merger and Reincorporation Proposal will effect only a change in the legal domicile of the Company as well as certain other changes of a legal nature, certain of which are described in this proxy statement. The Merger and Reincorporation Proposal will NOT result in any material change in the name, business, management, fiscal year, assets, liabilities (except to the extent of legal and other costs of effecting the reincorporation), financial position of the Company, location of the principal facilities of the Company, or in the persons who constitute the Board. Prior to the Effective Date of the Merger, the Company will obtain any requisite consents to the Merger from parties with whom it may have material contractual arrangements (the "Material Agreements"). As a result, the Company's rights and obligations under such Material Agreements will continue and be assumed by the Texas Company.

      SECURITIES ACT CONSEQUENCES. After the Effective Date of the Merger, the Texas Company will be a publicly held company, the Texas Company Common Stock is expected to be quoted on AMEX, and will have the same periodic reporting obligations and make the same information available to its stockholders as the Company has in the past. The shares of the Texas Company to be issued in exchange for shares of the Company are not being registered under the Securities Act in reliance upon an exemption with respect to a merger which has as its sole purpose a change in the domicile of the corporation. Stockholders whose stock in the Company is freely tradeable before the Merger will own freely tradeable shares of the Texas Company. Stockholders holding restricted securities of the Texas Company will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, the stockholders will be deemed to have acquired their shares in the Texas Company on the date they acquired their shares in the Company. In summary, the Texas Company and its stockholders will be in the same respective position under the Federal securities laws after the Effective Date of the Reincorporation Proposal, as were the Company and its stockholders prior to the Reincorporation Proposal.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

      CONFORM LEGAL RESIDENCE TO PRINCIPAL PLACE OF BUSINESS. The primary reason to approve the Reincorporation Proposal is to conform the Company's legal residence to its principal place of business. Also, the Board of Directors believes that having the Company's legal residence in Texas may have certain advantages. For example, it could enable the Company to have a more significant voice in the legislative process with respect to corporate and other Texas laws directly affecting it. This opportunity can be important as corporations are substantially affected by changes in the legal and financial environment in which they operate and by the variety of legislative and other governmental actions that may be taken in response to such changes.

      DECREASED EXPENDITURES FOR LEGAL AND CORPORATE MATTERS. In addition, the move to the state in which the Company's principal place of business is situated will reduce legal costs incurred by the Company. For example, a corporation's state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company's principal offices can result in significant inconveniences and added expenses to the Company. In addition, the legal fees associated with general corporate matters should decrease because the Company's primary legal counsel is located in the State of Texas. This will allow the Company to dispense with the hiring of additional Nevada counsel to review its corporate transactions from time to time. Furthermore, the logistics of state filings will be simplified, and the costs related to such filings will be reduced.

      SUITABILITY OF THE TBCA TO NEEDS OF COMPANY The Board of Directors believes that the TBCA will meet the Company's business needs. The TBCA is a comprehensive, modern and flexible statute. For the most part, it provides the flexibility in the management of a corporation and in the conduct of various business transactions that is characteristic of the Nevada PCL.

      MAINTAIN ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS. The TBCA, like the Nevada PCL permits a corporation to include a provision in its articles of incorporation that reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to limit these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

      FRANCHISE TAX ISSUES. The Texas Company will be subject to a franchise tax of 4 1/2 % of its earned surplus from Texas receipts, which is higher than the Nevada franchise tax currently paid by the Company, however, because the Company's principal place of business and headquarters are presently located in Texas, the Company is already subject to the Texas franchise tax. The Board does not believe the Company will incur any additional franchise taxes as a result of the Reincorporation Prosposal.

FEDERAL TAX CONSEQUENCES

      The proposed Reincorporation Proposal and Merger is intended to be a tax free organization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss will be recognized by the holders of the Company's Common Stock as a result of the transaction, and, likewise, no gain or loss will be recognized by the Texas Company. Each former holder of the Company's Common Stock will have the same basis in the Texas Common Stock record as such holder has in the Company's Common Stock record for shares held on the Effective Date of the Reincorporation Proposal and Merger. Each stockholder holding period with respect to the Texas Common Stock will include the period during which such holder held the corresponding Company's Common Stock, provided the latter is held as a capital asset on the effective date of the proposed reincorporation and merger.

      Although the Company believes that the foregoing summary describes the material federal income tax consequences of the Reincorporation Proposal and Merger, there can be no assurance that the actual tax consequences will not be different. Stockholders should be advised that the Company has not obtained, and does not intend to request, either a ruling from the Internal Revenue Service or an opinion of counsel regarding any such tax consequences. Furthermore, the foregoing is only a summary of the federal income tax consequences of the proposed Reincorporation Proposal and Merger and does not deal with all the tax consequences that may be relevant to particular stockholders, such as those affecting stockholders who are dealers in securities, foreign persons or stockholders who acquired the Company's Common Stock upon the exercise of stock options or in other compensatory transactions. IN VIEW OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED TRANSACTION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

NO RIGHT TO DISSENT

      Under Section 92A.390 of the Nevada PCL, the holders of the Company's Common Stock do not have the right to dissent from the Reincorporation Proposal because such shares are listed on the AMEX.

EFFECT ON STOCK PRICE

      The Company does not know of any reason why implementation of the Reincorporation Proposal and the conversion of shares of the Company's Common Stock into shares of the Texas Company Common Stock would cause the market value of the Texas Company Common Stock following the Effective Date of the Reincorporation Proposal to be different from the present market value of the outstanding shares of the Company's Common Stock.

AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

      The Company Articles currently authorize the Company to issue up to 31,250,000 shares of Nevada Common Stock, par value $.01 per share; and 5,000,000 shares of "blank check" preferred stock, $0.001 par value (the "Nevada Preferred Stock"). There are currently no shares of the Nevada Preferred Stock outstanding. The Texas Articles provide that the Company is authorized to issue 31,250,000 shares of Texas Common Stock, par value $.01 per share and 5,000,000 shares of "blank check" preferred stock, par value $.001 per share.

      Both the Nevada and the Texas Articles provide that the Board of the Company is entitled to determine the powers, preferences and rights and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Although they have no present intention of doing so, the Board of Directors of the Texas Company, without stockholder approval, could authorize the issuance of preferred stock in the future upon terms or with any rights, preferences and privileges which could have the effect of delaying or preventing a change in control of either company or modifying the effective rights of holders of either company's common stock under applicable Texas law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses.

                 CERTAIN CHANGES IN THE RIGHTS OF STOCKHOLDERS

      The Company is incorporated under the laws of the State of Nevada, and the Texas Company is incorporated under the laws of the State of Texas. The Company's stockholders, whose rights as stockholders are currently governed by Nevada law and the Nevada Charter Documents, will become, upon consummation of the Merger and Reincorporation Proposal, stockholders of the Texas Company whose rights will be governed by Texas law and the Texas Charter Documents. The following summary does not purport to be a complete statement of the rights of the Company's stockholders nor a complete description of all differences under applicable Nevada law and the Nevada Charter Documents as compared with the rights of the Texas stockholders under applicable Texas law and the Texas Charter Documents and is qualified in its entirety by the TBCA and the Nevada PCL to which stockholders are referred. Generally, the provisions of the Texas Charter Documents are similar to those of the Nevada Charter Documents in many respects.

      CHARTER AMENDMENTS. Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different amount, not less than a majority, is specified in the articles of incorporation. Nevada law provides that amendments to the articles of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the articles of incorporation provide for a greater number. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely. The Texas Articles may only be amended by a majority vote.

      BYLAW AMENDMENTS. Nevada law provides that subject to the bylaws, if any, adopted by the stockholders, the board of directors may dictate the bylaws of the company. Texas law provides that the power to adopt, amend or repeal the bylaws may be reserved exclusively to the board of directors. The Nevada Articles and the Texas Articles, reserve the power to adopt, amend or repeal the bylaws to the board of directors.

      STOCKHOLDER VOTE FOR MERGERS AND OTHER CORPORATE REORGANIZATIONS. Under Texas law, stockholders have the right to vote on all mergers (except for parent-subsidiary mergers in which the parent owns at least 90% of the subsidiary) to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger. Unless the articles of incorporation provide otherwise, the approval of the stockholders of the corporation in a merger is not required under Texas law if: (i) the corporation is the sole surviving corporation in the merger; (ii) there is no amendment to the corporation's articles of incorporation; (iii) each stockholder holds the same number of shares after the merger as before, with identical designations, preferences, limitations and relative rights; (iv) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (v) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger.

      Unless the articles of incorporation provide otherwise, Nevada law requires the approval of the holders of a majority of shares (except for parent-subsidiary mergers in which the parent owns at least 90% of the subsidiary) to effect a merger. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. In addition, the approval of the stockholders of the surviving corporation is not required if: (i) the articles of the surviving corporation do not change; (ii) each stockholder of the surviving corporation holds the same number of shares with the same rights before and after the merger; (iii) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; and (iv) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%. Neither the Texas, nor the Nevada Articles alter these provisions.

      BUSINESS COMBINATIONS. The Texas Company is subject to the provisions of Part Thirteen of the TBCA. That section provides that a Texas corporation shall not, directly or indirectly, enter into or engage in a business combination with an affiliated stockholder, or any affiliate or associate of the affiliated stockholder, during the three-year period immediately following the affiliated stockholder's share acquisition date unless: (1) the business combination or the purchase or acquisition of shares made by the affiliated stockholder on the affiliated stockholder's share acquisition date is approved by the board of directors of the issuing public corporation before the affiliated stockholder's share acquisition date; or (2) the business combination is approved, by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the issuing public corporation not beneficially owned by the affiliated stockholder or an affiliate or associate of the affiliated stockholder, at a meeting of stockholders and not by written consent, duly called for that purpose not less than six months after the affiliated stockholder's share acquisition date. An "affiliated stockholder" is defined as a person, other than the issuing public corporation or a wholly-owned subsidiary of the issuing public corporation, that is the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation or that, within the preceding three-year period, was the beneficial owner of 20% or more of the then outstanding voting shares of the issuing public corporation. Part Thirteen further provides that where it specifies a particular stockholder vote required to approve a matter, a provision in the certificate of incorporation or bylaws may require a greater, but not a lesser, vote.

      Nevada law regulates combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors, as opposed to Texas's provision that allows interested stockholder combinations at the time of the transaction with stockholder approval. Finally, after the three-year period, combinations remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party or (ii) the interested stockholders satisfy certain fair value requirements. Both the Texas Articles and the Nevada Bylaws elect to opt-out of the respective takeover statute.

      SALES, LEASES, EXCHANGES OR OTHER DISPOSITIONS. The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, if not made in the usual and regular course of its business requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation. Under Nevada law, stockholder approval is required for a sale, lease or exchange of all property and assets of a Nevada corporation, and the approval of holders of only a majority of the outstanding shares of the corporation is required. Under Texas law, the transfer of substantially all of a corporation's assets to wholly-owned subsidiaries in such a manner that the corporation continues to indirectly engage in its business is deemed to be in the usual and regular course of its business. Neither the Texas, nor the Nevada Articles alter these provisions.

      CLASSIFIED BOARD OF DIRECTORS. Texas law permits any Texas corporation to classify its board of directors into as many as three classes with staggered terms of office. Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the directors is elected annually. Neither the Nevada, nor the Texas Articles provide for a staggered board.

      CUMULATIVE VOTING. Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the Board of Directors where such stockholders would not be able to elect any directors without cumulative voting. Nevada law permits cumulative voting in the election of directors if the articles of incorporation so provide as long as certain procedures are followed. Texas law, on the other hand, grants cumulative voting unless the corporation expressly denies the right to vote cumulatively in the corporation's articles of incorporation. Neither the Nevada, nor the Texas Company provides for cumulative voting.

      PREEMPTIVE RIGHTS. Under Texas law, stockholders have a preemptive right to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, except to the extent limited or denied by statute or by the articles of incorporation. Under Nevada law, stockholders have no preemptive right to subscribe to additional issues of stock or to any security convertible into such stock, except to the extent that such rights are expressly provided in its articles of incorporation. Stockholders of the Company currently do not have, nor will they have such rights as stockholders of the Texas Company.

      CLASS VOTING. Under Texas law, class voting is required in connection with certain amendments of a corporation's articles of incorporation, a merger or consolidation requiring stockholder approval if the plan of merger or consolidation contains any provision which, if contained in a proposed amendment to a corporation's articles of incorporation, would require class voting or certain sales of all or substantially all of the assets of a corporation. Under Nevada law, class voting is required in the case of an amendment to a corporation's articles of incorporation that adversely affects a class of shares and in the case of a merger that effects changes to stockholder rights that, if accomplished via an amendment to the articles of incorporation, would require a class vote.

      BOARD VACANCIES. Under Texas law, vacancies on the Board during the year may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by election at an annual or special meeting of the stockholders called for that purpose, provided however, that the Board shall not fill more than two vacancies per year. Any director appointed shall hold office for the unexpired term of his predecessor in office. Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Neither the Texas Articles, nor the Nevada Articles provide otherwise.

      REMOVAL OF DIRECTORS. Under Texas law, the articles of incorporation or bylaws may provide that holders of a number, but not less than a majority, of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board in which case, unless the articles of incorporation provide otherwise, directors may be removed only for cause, (ii) the corporation has cumulative voting in which case if less than the entire board is to be removed, no director may be removed if the vote cast against his removal would be enough to elect him, or (iii) a class or series of shares is entitled by the articles of incorporation to elect one or more directors in which case only the holders of that class or series shall be entitled to vote on removal of any director elected by such holders. Nevada law requires at least two-thirds of the voting shares or class entitled to vote at an election of directors to remove a director, unless the corporation has cummalative voting in which case no director may be removed except upon the vote of stockholders owning sufficient shares to have prevented the director's election in the first place. Furthermore, Nevada law does not make a distinction between removals for cause and removals without cause. The Texas Bylaws allow for the removal of directors by majority vote for cause.

      ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS. Nevada law and Texas law each provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Texas law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. The Company is currently prohibited from taking action by written consent in lieu of a meeting of the stockholders as a condition of its Listing Agreement with AMEX. The Texas Articles provide that stockholders cannot take action without a meeting of stockholders.

      RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS. Under Texas law, (1) the president, the board of directors, or such other person or persons as may be authorized in the articles of incorporation or (2) the holders of not less than 10% of all of the shares entitled to vote have the right to call a special stockholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the stockholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. Nevada law provides that meetings of the stockholders may be called in the manner provided by the bylaws of the corporation. The Nevada Bylaws and the Texas Articles require the holders of 50% of the outstanding shares to call a special meeting.

      STOCKHOLDERS' DISSENTERS' RIGHTS. In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement by the parties or by a court), in lieu of the consideration such stockholder would otherwise receive in any such transaction.

      Under Texas law, appraisal rights are generally available for the shares of any class or series of stock of the Texas Company in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national security exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or (ii) held of record by more than 2,000 stockholders. Even if the shares of any class or series of stock meet the requirements of clause (i) or (ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation: (i) consideration that is different from (other than cash in lieu of fractional shares) the consideration to any other holder of shares of the same class or series; (ii) shares of stock of any other corporation other than shares that are, at the effective date of the merger or consolidation, either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD, or held of record by more than 2,000 stockholders. No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

      Under Nevada law, a stockholder is entitled to dissent from and to obtain payment for the fair value of his shares in the event of consummation of a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. As with Texas law, Nevada law provides an exception to dissenters' rights. Holders (i) of securities listed on a national securities exchange included on the national market system by the NASD or (ii) of securities held by 2,000 stockholders of record are not entitled to dissenters' rights unless the (i) articles of incorporation of the issuing corporation provide otherwise; or (ii) the stockholders are required under a plan of merger or exchange to accept anything but cash, ownership interests, or ownership interests and cash in lieu of fractional shares of: (a) the surviving or acquiring entity, or (b) another entity that, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the NASD, or held of record by at least 2,000 owners. The Company's Common Stock is presently listed on AMEX and the Texas Company Common Stock will be listed or authorized for listing upon official notice of issuance by AMEX, after the Effective Date.

      STOCKHOLDER INSPECTION RIGHTS. Texas law grants any person who shall have been a stockholder for at least six months immediately preceding his demand or who shall be the holder of at least 5% of all the outstanding shares of a corporation the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other records. Directors also have the right to examine the corporation's stock ledger, a list of its stockholders and its other records for a purpose reasonably related to their positions as directors.

      Nevada law also provides that any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand or any person who owns or has been authorized by the holders of at least 5% of all of its outstanding shares is entitled to inspect and copy the stock ledger. Furthermore, any person who has been a stockholder of record of any corporation and owns or has been authorized by the holders of at least 15% of all of its outstanding share, is entitled to inspect and copy other corporate records.

      DERIVATIVE SUITS. Under Texas and Nevada law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

      DIVIDENDS AND DISTRIBUTIONS. Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business; and (ii) render the corporation's total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

      Texas law prohibits distributions if (i) after giving effect to the distribution, the corporation will be unable to pay its debts as they become due or (ii) the distribution exceeds the surplus of the corporation. Surplus is defined under Texas law as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the Texas Company's Board of Directors. This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting stockholders or redeem shares if net assets equal or exceed the proposed distribution. Nonetheless, the payment of dividends, if any, is still within the discretion of the Board of Directors of the Texas Company and will continue to depend upon the Texas Company's earnings, its capital requirements and financial condition, and other relevant factors.

      INDEMNIFICATION OF DIRECTORS AND OFFICERS. Texas law and Nevada law have substantially similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reincorporation Proposal is approved, the indemnification provisions of Texas law will not apply to any act or omission that occurs before the Effective Date. The following is a summary comparison of the indemnification provisions of Texas and Nevada law:

      SCOPE. Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement, security arrangement or otherwise against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited in the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.

      Under Nevada law, a corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to criminal matters, he had reasonable cause to believe his conduct was lawful.

      The Nevada Charter Documents and the Texas Charter Documents make indemnification mandatory on the part of the Company or the Texas Company, as applicable, for its officers and directors to the fullest extent permitted by law.

      ADVANCEMENT OF EXPENSES. Under Texas law, reasonable court costs and attorneys' fees incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under Texas law.

      Nevada law provides for the advancement of expenses to directors and officers for such proceedings upon receipt of a similar undertaking as to repayment. However, Nevada law does not require that such person give an affirmation regarding his conduct in order to receive an advance of expenses.

      PROCEDURE FOR INDEMNIFICATION. Texas law provides that a determination that indemnification is appropriate under Texas law shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a special committee of the board of directors consisting of at least two directors not party to the proceeding, (iii) by special legal counsel, or (iv) by stockholder vote.

      Similar to Texas law, Nevada law provides that a determination that indemnification is appropriate under Nevada law shall be made (i) by stockholder vote, (ii) by a majority vote of a quorum of directors who are not party to the proceeding, (iii) if such a quorum of directors so directs, by independent legal counsel, or (iv) if such a quorum of directors cannot be obtained, by independent legal counsel.

      MANDATORY INDEMNIFICATION. Under Texas law, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding. Nevada law requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

      INSURANCE. Texas law and Nevada law both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. In addition, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement.

      STANDARD OF CARE. The standard of care required under Texas and Nevada law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.

      STOCKHOLDER REPORTS. Texas law requires a report to the stockholders upon indemnification or advancement of expenses. Nevada law does not have a similar reporting requirement.

      LIMITED LIABILITY OF DIRECTORS. Texas law permits a corporation to eliminate in its charter all monetary liability of a director to the corporation or its stockholders for conduct in the performance of such director's duties. However, Texas law does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders;
(ii) failing to act in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) engaging in a transaction from which the director obtains an improper benefit; or (v) violating applicable statutes which expressly provide for the liability of a director. Nevada law permits a corporation to eliminate in its charter all monetary liability of a director or an officer to the corporation and the stockholders except for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the unlawful payment of distributions. The Nevada and Texas Articles contain such a limitation on director liability.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date, entitled to vote and represented at the Annual Meeting, in person or by proxy, will constitute approval of the Reincorporation Proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE REINCORPORATION PROPOSAL.


                       APPROVAL OF THE 1997 NON-EMPLOYEE
                     DIRECTOR STOCK OPTION PLAN AMENDMENT

      On May 8, 1997, the Company's stockholders approved the adoption of the Director Plan and on February 22, 1999, the Compensation Committee adopted an amendment to the Director Plan authorizing an increase in the number of shares available for issuance under the Director Plan from 68,750 shares of Common Stock, as adjusted for the Stock Dividend and the Stock Split, to 150,000 shares of Common Stock. This increase by the Compensation Committee was expressly made subject to the approval of the Company's stockholders.

      Currently, the Director Plan provides that the maximum amount of shares that may be issued shall not exceed 68,750. As of the Record Date, only 28,750 shares remained available for issuance upon the exercise of options granted under the Director Plan. As described below, non-employee directors may elect to receive shares of Common Stock in lieu of director's fees paid in cash which will have the effect of utilizing shares otherwise available for option grants under the Director Plan. The Board believes that in order to assure that adequate shares are available for option grants pursuant to the Director Plan, and the need to keep a sufficient number of shares of Common Stock available for Conversion Elections (as defined in the Director Plan), the shares of Common Stock reserved for issuance under the Director Plan should be increased from 68,750 to 150,000.

      The purpose of the Director Plan is to (i) align the personal financial incentive of the directors of the Company with the long-term growth of the Company and the interests of the Company's stockholders though the ownership and performance of the Company's Common Stock and (ii) permit the Company to attract and retain qualified non-employee directors by offering comparable compensation packages to those offered by other competitive and growing companies in the industry.

      Under the Director Plan, the Company may grant non-qualified stock options with respect to 68,750 shares of Common Stock. The Director Plan entitles each newly-elected Director who is neither (i) an employee of the Company nor (ii) appointed or elected to the Board in connection with or as a result of the completion of a financing or acquisition transaction in which the appointment or election of such person is a condition of to the obligation of any party to complete the transaction (a "New Director"), to receive an option to purchase up to 15,000 shares of Common Stock (together, the Existing Directors and the New Directors are sometimes referred to herein as the "Eligible Directors"). Further, the Director Plan also entitles each Eligible Director to receive an option to purchase 5,000 shares on each date he is reelected after the Effective Date to serve as a member of the Board.

      The Company currently provides cash compensation to its Eligible Directors consisting of (i) a quarterly cash fee of $1,000, (ii) a cash fee of $1,000 for each regular or special Board meeting attended and (iii) a cash fee of $300 for each meeting of any committee of the Board attended (as such fees are set by the Company from time to time, the "Cash Fee Awards"). Under the Director Plan, each Eligible Director may elect, on the date of each annual meeting of the stockholders, to have his Cash Fee Awards for the next succeeding year paid to him in shares of Common Stock in lieu of cash (the "Conversion Election"). If an Eligible Director makes a Conversion Election for a given year, he receives that number of shares of Common Stock equal to dividing a Cash Fee Award by the fair market value of a share of Common Stock on the last day of the calendar quarter in which the Cash Fee Award is paid.

      The Director Plan provides that certain amendments to the Director Plan may only be made with the approval of the stockholders of the Company. One amendment that requires stockholder approval under the Director Plan is an amendment that increases the maximum number of shares of Common Stock that may be issued under the Director Plan. The aforementioned summary of the Director Plan Amendment is qualified in its entirety by reference to the full text of the Director Plan Amendment, a copy of which is attached hereto as EXHIBIT B.

      The Board believes that the continued availability of awards under the Director Plan is important to the ability of the Company to attract and retain non-employee directors. Therefore, the Board strongly believes that the adoption of the Director Plan Amendment is in the best interest of the Company and its stockholders.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date, entitled to vote and represented at the Annual Meeting, in person or by proxy, will constitute approval of the Director Plan Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR PLAN AMENDMENT.


                APPROVAL OF THE MIDCOAST ENERGY RESOURCES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

      On October 1, 1998, the Board adopted the Midcoast Energy Resources, Inc. Employee Stock Purchase Plan and on March 31, 1999 the Board approved an amendment to increase the discount provided in the plan ("Stock Purchase Plan") and is herein seeking approval of such plan by the stockholders of the Company at the Annual Meeting. The Stock Purchase Plan will be effective, subject to stockholder approval, on October 1, 1998. The following summary of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached hereto as EXHIBIT C.

      The purpose of the Stock Purchase Plan, as amended, is to permit Company employees to purchase Common Stock over a period of time at a 15% discount to the market price in order to continue to attract and retain dedicated and reliable employees. The Board believes that the Stock Purchase Plan will align employees' interests with those of stockholders, and will provide an attractive incentive to the employees and promote a greater interest of such employees in the future growth and success of the Company.

      The Stock Purchase Purchase Plan is being presented to the stockholders for approval to enable such plan to qualify under Section 423 of the Internal Revenue Code of 1986, as amended ("IRC"). A discussion of the tax consequences under the Stock Purchase Plan is set forth below. The Stock Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 401 (a) of the Internal Revenue Code.


SUMMARIZATION OF THE STOCK PURCHASE PLAN

      PURPOSE. The primary purpose in establishing the Stock Purchase Plan is to permit employees of the Company to purchase Common Stock over a period of time at a discount from market prices and to increase employee stock ownership in order to continue to attract and retain dedicated and reliable employees. The Board believes that the Stock Purchase Plan will align employees' interests with those of stockholders, and will provide an attractive incentive to the employees and promote a greater interest of such employees in the future growth and success of the Company.

      ADMINISTRATION. The Stock Purchase Plan will be administered by the Board or a committee ("Committee") appointed by the Board and shall be maintained by any financial institution duly appointed by the Board or by the Committee. The administration, interpretation or application of the Stock Purchase Plan by the Board or Committee shall be final, conclusive and binding upon all Participants, as defined in the Stock Purchase Plan.

      STOCK. The maximum number of shares of the Company's authorized but unissued Common Stock which shall be reserved for sale under the Stock Purchase Plan, not including treasury shares or shares purchased in the open market, shall be 100,000 shares, subject to further adjustment upon changes in the Company's capitalization. The Common Stock to be sold to the Participants (as defined in the Stock Purchase Plan) may be, at the election of the Company, either Common Stock purchased in the open market, treasury stock, or authorized but unissued Common Stock which has been authorized for issuance under the Stock Purchase Plan, but has not yet been placed under option ("Reserves").

      PARTICIPANTS. Participation in the Stock Purchase Plan is open any employee who has completed a subscription agreement, authorized payroll deductions and filed such documents with the Company not less than 15 days prior to commencement of any Offering Period, as defined in the Stock Purchase Plan. At December 31, 1998, approximately 147 employees are currently eligible to participate in the Stock Purchase Plan; however, no employee is eligible who would own, after purchasing Common Stock under the Stock Purchase Plan, shares of Common Stock equaling 5% or more of the combined voting stock of the Company.

      TERMS AND CONDITIONS. The Stock Purchase Plan provides for consecutive, quarterly offering periods (the "Offering Periods") commencing on the first trading day of a particular calendar quarter and ending on the last trading day of such quarter.

      As of each Offering Date (as that term is defined by the Stock Purchase
Plan), eligible employees will be entitled to allocate payroll deductions ranging from a minimum of $20 per month up to an overall maximum of 10% of the eligible employee's salary, $25,000 for each calendar year, or such other maximum rate as may be determined by the Board of Directors or the Committee. Participants' payroll deductions will be invested in shares of the Company's Common Stock on the last two trading days of each month ("Exercise Date"). The purchase price per share of Common Stock shall be (i) 85% of the average price of all the Common Stock purchased for use under the Stock Purchase Plan on each Exercise Date if the Stock Purchase Plan is funded by shares purchased on the open market or, (ii) 85% of the closing price of the Common Stock on the last trading day of each month if the Stock Purchase Plan is funded from Reserves, as defined in the Stock Purchase Plan.

      The Company makes no contribution to the Stock Purchase Plan, other than making Common Stock available for purchase at a discount, paying the 15% discount for Common Stock purchased on the open market and paying the costs of administering the Stock Purchase Plan.

      Participation in the Stock Purchase Plan may be canceled (i) at any time by the employee giving 15 days written notice, or (ii) upon termination of the Participant's, as defined in the Stock Purchase Plan, employment with the Company for any reason. All of the Participant's payroll deductions credited to his account will be paid as soon as practicable after receipt of his notice of withdrawal, and their option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period. The rights of employees participating in the Stock Purchase Plan are not transferable other than by will or the laws of descent and distribution.

      RECAPITALIZATION. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without the Company's receipt of consideration, appropriate adjustments will be made to the shares available in the Plan, the maximum number of shares and the price of the option.

      TRANSFERABILITY. Neither payroll deductions, nor options under the Plan can be voluntarily or assigned, transferred, pledged or otherwise disposed of in any way.

      TERMINATION AND AMENDMENT. The Board may at any time terminate or amend the Stock Purchase Plan. No such termination will affect the rights of employees to purchase stock on an Exercise Date with funds previously credited to the Stock Purchase Plan, nor may any amendment be made, without shareholder approval, which would (i) increase the number of shares which may be issued under the Stock Purchase Plan (ii) materially modify the requirements as to eligibility for participation in the Plan; or (iii) materially increase the benefits which may accrue to participants under the Plan.

      NEW PLAN BENEFITS. Participation in the Stock Purchase Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Stock Purchase Plan are not determinable.

      SUMMARY OF TAX CONSEQUENCES. The following discussion of certain United States federal income tax consequences of the Stock Purchase Plan is based on the IRC provisions in effect on the date of this proxy statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the United States federal income tax consequences and such tax consequences may vary depending on the personal circumstances of individual employees.

       If the Stock Purchase Plan is approved by the stockholders of the Company at the Annual Meeting, the Stock Purchase Plan should qualify under section 423 of the IRC. Employees generally have tax consequences associated with participation in the Plan. No taxable income will be recognized by a Participant, as defined in the Stock Purchase Plan, until the sale or other disposition of the shares of Common Stock acquired under the Plan. At that time, a Participant, as defined in the Stock Purchase Plan, generally will recognize ordinary income and capital gains. When the shares are disposed of by a Participant, as defined in the Stock Purchase Plan, within two years or more after the beginning of the Offering Period in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the purchase date over the purchase price (the "Discount") or (ii) the excess of the fair market value of the shares at disposition over the purchase price. When shares are disposed of within two years after the beginning of the Offering Period, as defined in the Stock Purchase Plan, (in what is known as a "disqualifying disposition"), the Participant, as defined in the Stock Purchase Plan, must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss.

      In the case discussed above, the amount of ordinary income recognized by a Participant, as defined in the Stock Purchase Plan, is added to the purchase price paid by the Participant, as defined in the Stock Purchase Plan, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

      Net capital gains from the disposition of Common Stock held more than 23 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

      The Company is entitled to tax deductions for shares issued under the Plan only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such Participant, as defined in the Stock Purchase Plan, for the taxable year as a result of the premature disposition of the shares.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date, entitled to vote and represented at the Annual Meeting, in person or by proxy, will constitute approval of the Stock Purchase Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.


                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

      The following table sets forth information based upon the records of the Company and filings with the SEC as of March 15, 1999 (including shares that may be acquired pursuant to outstanding stock options or warrants within 60 days of such date) with respect to (i) each person known to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each executive officer and each of the Nominees named in "Election of Directors--Information Regarding the Nominees," and (iii) all Directors and executive officers as a group.

                                                                              AMOUNT AND NATURE
                                                                                OF BENEFICIAL                      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                        OWNERSHIP (2)                     OUTSTANDING OWNED
------------------------------------------                                     ---------------                    -----------------
Wellington Management Co., LLP (3)..................................               623,750                              8.7
75 State Street
Boston, MA 02109
Stevens G. Herbst (4)(5)(6).........................................               407,496                              5.7
Sirach Capital Management (7).......................................               397,225                              5.6
3323 One Union Square
600 University Street
Seattle, WA 98101
State of Wisconsin Investment Board (8).............................               392,837                              5.5
121 East Wilson St.
Madison, WI 53702
Kennedy Capital Management, Inc (9).................................               361,101                              5.1
10829 Olive Blvd
St. Louis, MO 63141
Dan C. Tutcher (4)(10)..............................................               861,695                              12.0
Ted Collins, Jr. (11)...............................................               541,097                              7.4
Curtis J. Dufour, III (12)..........................................               140,574                              2.0
I. J. Berthelot, II (4)(13).........................................               124,839                              1.7
Richard A. Robert (4)(14)...........................................                46,533                               *

Bruce Withers (15)..................................................                26,875                               *
Duane S. Herbst (4)(16).............................................                26,249                               *
Richard N. Richards (15)(17)........................................                16,620                               *
All Nominees and Executive (4)(15)..................................
Officers as a group (8 persons)                                                   1,784,482                             24.6

*    Denotes less than 1%.

(1) Unless otherwise indicated, the address of each person listed above is 1100 Louisiana, Suite 2950, Houston, Texas 77002.
(2) Except as otherwise noted, shares beneficially owned by each person as of the record date were owned of record and each person had sole voting and investment power with respect to all shares beneficially held.
(3) According to the information provided to the Company, as of December 31, 1998 Wellington Management Co., L.L.P. as a parent holding company, and its subsidiary, Wellington Trust Company, N.A., together had sole voting power for no shares, shared voting power for 292,500 shares, sole dispositive power for no shares and shared dispositive power for 623,750 shares.
(4) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the Incentive Plan by each of the persons and group, as follows: Mr. S. Herbst-14,850 shares; Mr. Tutcher-16,500 shares; Mr. Berthelot-16,500 shares; Mr. Robert-12,100 shares; Mr. D. Herbst - 9,625 shares and the group (which does not include Mr. S. Herbst) - 54,725 shares.
(5) Stevens G. Herbst is party to an irrevocable five-year voting proxy agreement dated August 5, 1996 pursuant to which all voting power of such shares owned of record and beneficially by Mr. Herbst will be voted by the trust department of a banking institution. See "Principal Stockholders - Voting Proxy Agreement."
(6) Includes 6,132 shares held of record by Rainbow Investments Company ("Rainbow"), which is controlled by Mr. S. Herbst and 1,407 shares held through the Company's 401 (k) Plan.
(7) On February 2, 1999, Sirach Capital Management filed a Schedule 13G, denoting beneficial ownership of the shares shown above.
(8) According to the information provided to the Company, as of December 31, 1998 the State of Wisconsin Investment Board reported a beneficial ownership of 392,837 shares.
(9) According to the information provided to the Company as of December 31, 1998 Kennedy Capital Management, Inc. reported a beneficial ownership of 361,101 shares.
(10) Includes 840,455 shares of Common Stock held of record by Magic, an affiliate of Mr. Tutcher, 137 shares owned by Mr. Tutcher's daughter and 274 shares held as custodian for minor children under the Uniform Gift to Minors Act and 4,329 shares held through the Company's 401 (k) Plan.
(11) Includes 401,601 shares of Common Stock and 139,496 shares of Common Stock which may be acquired within 60 days on the exercise of warrants, both issued in connection with the Republic Merger to Cortez Natural Gas, Inc. ("Cortez"), an affiliate of Mr. Collins.
(12) All shares were beneficially owned by Mr. Dufour and his wife and such shares were acquired in connection with the DPI/Flare Merger. See "Certain Relationships and Related Transactions."
(13) Includes 1,836 shares held as custodian for minor children under the Uniform Gift to Minor Act and 2,628 shares held through the Company's 401
      (k) Plan.
(14) Includes 4,089 shares which are subject to certain vesting requirements and 3,288 shares held through the Company's 401 (k) Plan.
(15) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the Director Plan by each of the persons and group as follows: Mr. Withers - 26,875 shares; Mr. Richards - 13,125 shares and the group - 40,000 shares.
(16)  Includes 1,291 shares held through the Company's 401 (k) Plan.
(17) Includes 3,495 shares which are beneficially owned by Mr. Richards and his wife.

      VOTING PROXY AGREEMENT. In July 1996, Stevens G. Herbst, Kenneth B. Holmes, Jr. and the Company entered into an irrevocable five-year voting proxy agreement. Pursuant to the voting proxy agreement, all shares of Common Stock owned of record and beneficially by Messrs. Herbst and Holmes will be voted by the trust department of a banking institution. Pursuant to this agreement, the appointed proxy holder is empowered and authorized to represent Messrs. Herbst and Holmes and to vote their shares in the same proportion as all other shares of Common Stock are voted which are held of record and beneficially by stockholders who are not officers, Directors, or Affiliates (as defined) of the Company. Messrs. Herbst and Holmes have retained the power to receive dividends and sell their shares.

      REGISTRATION RIGHTS AGREEMENTS. Messrs. Herbst and Holmes each have certain piggyback registration rights with regard to shares of Common Stock held by them, so long as the Voting/Proxy Agreement is in place, subject to certain limitations. Should the number of shares to be registered in any underwritten offering be cut-back by the underwriter in such registrations, the number of shares offered by both the Company and the principal stockholders shall be reduced proportionately. The Company will bear the expenses of such registrations of the Common Stock, except for any underwriting discounts and commissions.

      In connection with the Republic Merger, Cortez, which owned 90% of Republic, received the following consideration: $2,678,629 in cash, 401,601 shares of Common Stock and warrants for 139,496 shares of Common Stock. In addition, the Company agreed to grant Cortez and the other Republic Owners certain demand and piggyback registration rights regarding the shares of Common Stock and warrants issued to the Republic Owners as consideration.

EXECUTIVE OFFICERS OF THE COMPANY

      The Company currently has four executive officers: Dan C. Tutcher, President and Chief Executive Officer; I. J. Berthelot, II, Executive Vice President and Chief Operating Officer; Richard A. Robert, Chief Financial Officer and Treasurer; and Duane S. Herbst, Vice President of Corporate Affairs and Secretary (the "Executive Officers"). See "Election of Directors-Information Regarding the Nominees" for biographical information concerning Messrs. Tutcher and Berthelot.

      RICHARD A. ROBERT (33) is Chief Financial Officer and Treasurer and has been with the Company since its formation in 1992. Mr. Robert joined the Company as Controller and became Chief Financial Officer and Treasurer in 1996. From 1988 to 1992 he was an audit associate in the energy audit division of Arthur Anderson and Co. Mr. Robert is a certified public accountant and is a member of the Texas Society of Certified Public Accountants. He holds a Bachelors of Business Administration degree in Accounting from Southwest Texas State University.

      DUANE S. HERBST (35) has been Secretary of the Company since its formation in 1992 and Vice President of Corporate Affairs since 1996. From April 1992 until its merger with the Company in September 1992 he held the office of President of Nugget. Since 1989 he has been Vice President of Rainbow. He holds a Masters of Business Administration degree from the University of Texas and a Bachelors of Science degree in Finance from Trinity University. Mr. Herbst is the son of Stevens G. Herbst.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table reflects all forms of compensation for services to the Company for the years ended December 31, 1998, 1997 and 1996 for the Chief Executive Officer, the Executive Vice President, and the Chief Financial Officer of the Company (collectively the "Named Executive Officers"). During this time no other executive officer received compensation, including bonuses which exceeded $100,000.

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                                AWARDS
                                                      ANNUAL COMPENSATION             ----------------------------
                                               ---------------------------------      RESTRICTED      SECURITIES
      NAME AND PRINCIPAL                                            OTHER ANNUAL        STOCK         UNDERLYING        ALL OTHER
          POSITION                      YEAR    SALARY     BONUS    COMPENSATION      AWARDS(1)    OPTIONS/SARS(2)   COMPENSATION(3)
-------------------------------------   ----   --------   -------   ------------      ----------   ---------------   ---------------
Dan C. Tutcher, .....................   1998   $150,000   $30,000           --              --                --     $        10,694
Chief Executive Officer .............   1997   $ 95,000   $ 5,000           --              --              41,250   $        11,662
                                        1996   $125,000      --             --              --                --     $        12,400

I. J. Berthelot, II, ................   1998   $135,000   $30,000   $     22,168(4)   $   37,026              --     $        11,961
Executive Vice ......................   1997   $ 86,246   $ 7,500   $     36,235(4)   $   49,840            41,250   $         4,190
President ...........................   1996   $ 59,110      --     $      5,586(4)   $   91,383              --     $         1,518

Richard A. Robert, ..................   1998   $125,000   $30,000   $     22,168(4)   $   37,026              --     $        11,963
Chief Financial .....................   1997   $ 77,162   $12,500   $     16,896(4)   $   49,840            30,250   $         8,809
Officer .............................   1996   $ 65,125      --     $      5,586(4)   $   25,383              --     $         8,228

(1) Only 4,089 shares of Common Stock, all held by Mr. Robert, were restricted as of December 31, 1998. The fair market value of the stock based on the per share closing price of the Company's Common Stock of $17.00 on December 31, 1998 was $69,513. Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on the Common Stock.
(2)   All numbers in this column reflect the Stock Dividend and Stock Split.
(3) Represents the Company's matching contributions to the Midcoast Energy Resources, Inc. Profit Sharing Plan and Trust (401(k) Plan) and certain personal benefits, including car allowances.
(4) Includes amounts paid by the Company as reimbursement for taxes incurred on appreciation of shares of stock issued as consideration for executing employment agreements. See "Executive Employment Agreements."

      EMPLOYEE OPTIONS. Under the Company's Incentive Plan, options to purchase shares of Common Stock may be granted to executive officers and other employees. As of December 31, 1998, 441,114 shares were reserved for outstanding options and 90,136 shares were reserved and remained available for future option grants pursuant to the Incentive Plan. During the year ended December 31, 1998, no options were granted to any Executive Officers pursuant to the Incentive Plan.

      OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table sets forth information with respect to options exercised by the Named Executive Officers during 1998, and with respect to unexercised options to purchase shares of Common Stock which have been granted to the Named Executive Officers and held by them at December 31, 1998. No stock appreciation rights are held by any Named Executive Officers.


                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                  OPTIONS EXERCISED            OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS
                                                      DURING 1998             FISCAL YEAR END (1)          AT FISCAL YEAR END (2)
                                                 -----------------------   ---------------------------   ---------------------------
                                                   SHARES        VALUE
                                                 ACQUIRED #   REALIZED $   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 ----------   ----------   -----------   -------------   -----------   -------------
Dan C. Tutcher ...............................         --           --           8,250          33,000   $    70,950   $     283,800
I. J. Berthelot, II ..........................         --           --           8,250          33,000   $    77,253   $     309,012
Richard A. Robert ............................         --           --           6,050          24,200   $    56,652   $     226,609

----------

(1) In February 1999, an additional 20% of each Named Executive Officer's options vested and became exercisable.

(2) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 31, 1998 ($17.00 per share as adjusted for the Stock Split) and the exercise price, which ranges between $7.636 and $8.40 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercising price of the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

      The Named Executive Officers have entered into employment contracts, as amended, which provide for employment terms of varying lengths, the longest of which expires in April 2001 and which contain certain minimum annual base salaries, with actural salaries determined by the Compensation Committee. Two of the Named Executive Officers, Messrs. Berthelot and Robert, were awarded 79,737 and 12,267 shares of Common Stock, respectively, as consideration for their entry into such agreements. These agreements may be terminated by mutual consent or at the option of the Company for cause, death or disability. In the event termination is due to death, disability or defined changes in the ownership of the Company, the full amount of compensation remaining to be paid during the term of the agreement will be paid to the employee or their estate, after discounting at 12% to reflect the current value of unpaid amounts. See "--Compensation Committee Report."

      In August 1997, the Company entered into Executive Severance Agreements with the Executive Officers (the "Agreements"), pursuant to which the Executive Officers are entitled to certain severance benefits in the event of a Change of Control of the Company (as defined in the Agreements), and in conjunction with a Qualifying Termination (as defined in the Agreements) of the Executive Officer. These severance benefits include payment of an amount equal to three times the Executive Officer's annual base salary and bonus and the continuation for 36 months of any Company provided or sponsored life and healthcare related benefits under which the Executive Officer and/or the Executive

Officer's family is covered as of the effective date of the Change in Control. The term of the Agreements are 18 months, which are automatically extended an additional year unless the Board delivers written notice of termination three months prior to the end of such term.

      Pursuant to separate shareholder's agreements dated April 30, 1994 by and between the Company and Messrs. Berthelot, Robert and Herbst (collectively the "Shareholder Agreements"), each officer was issued certain shares, of the Company's Common Stock as additional consideration for their services to the Company, with such shares, reduced each year pursuant to a five-year vesting schedule, being subject to the Company's repurchase upon the termination of the respective officer's employment. As of December 31, 1998, all shares subject to the Shareholder Agreements have vested in full.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee has ever served as an executive officer of the Company. The Company issued options to Messrs. Richards and Withers upon their reelection and appointment to the Board, respectively. See "Director Compensation and Board Committees." The Company has also issued securities to Cortez which is controlled by Mr. Collins, and granted certain registration rights regarding such shares, in connection with the Company's acquisition through Republic Merger. See "Principal Stockholders - Registration Rights Agreements."

COMPENSATION COMMITTEE REPORT

      The compensation committee of the Board (the "Committee") has furnished the following report on executive compensation for fiscal 1998:

      Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

      Base compensation for the Executive Officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. Each Named Executive Officer has executed an employment contract with the Company. Base compensation for 1998, as adjusted, if applicable, for mid-year escalations for each Named Executive Officer was as follows: Mr. Tutcher $150,000, Mr. Berthelot $135,000 and Mr. Robert $125,000. In the case of Mr. Herbst, base compensation of $55,000 for fiscal 1998 was set by the Committee. Base pay reflected in the employment contracts held by those certain Executive Officers was set based on arms length negotiations of each officer's employment contract. In negotiating the base pay for the Executive Officers, consideration was given to the compensation plans of executives in other pipeline companies. The Committee believes such base pay is reasonable in light of the average compensation for executive officers of the Company's competitors. In addition, the Committee considered the salary histories of each Executive Officer, and his past performance, credentials, age and experience with the Company, as well as his perceived future utility to the Company.

      Annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance before any bonuses are earned by the Executive Officers, with bonuses for achieving higher levels of performance directly tied to the level achieved. The following bonuses were awarded and paid in 1998 to Executive Officers for their performance in 1998: Mr. Tutcher $30,000; Mr. Berthelot $30,000; Mr. Robert $30,000; and Mr. Herbst $5,000.

      The Board is of the view that the periodic grant of stock options to the Executive Officers is calculated to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Company has in the past granted options to Executive Officers and the Compensation Committee presently anticipates that such grants in the future will be considered only as appropriate.

      The Committee intends, with any necessary concurrence of the Board, to continue to consider alternate forms of stock or other incentive based compensation, with a view to affording the maximum possible long-term performance based benefits to senior executives, at the least possible cost, and with the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to align directly the economic interest of the Executive Officers with those of the Company's stockholders.

      COMPOSITION OF THE COMMITTEE. No Committee member is a member of management. Collectively, the committee members owned, controlled or represented an aggregate of 584,592 shares (including shares that may be acquired pursuant to outstanding stock options or warrants within 60 days), or approximately 8.0% of the Common Stock outstanding and, accordingly, also maintain a substantial interest in the Company's performance.


                                      The Compensation Committee

                                      Ted Collins, Jr.
                                      Richard N. Richards
                                      Bruce Withers


PERFORMANCE GRAPH

      The following performance graph, prepared by Standard & Poor's Compustat Group, compares the performance of the Common Stock to the S&P SmallCap 600 Index and to an index of peer companies selected by the Company. The graph covers the period from August 9, 1996 (the date on which the Company's Common Stock was registered under Section 12(b) of the Securities Exchange Act of 1934) to December 31, 1998. The graph assumes that the value of the investment in the Common Stock and each index was $100 at August 9, 1996 and that all dividends were reinvested. The Old and New Peer Groups are weighted by market capitalization. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                     Year Ended December 31,
                                                   ---------------------------
                                    AUGUST 9, 1996  1996      1997      1998
                                    -------------- -------   -------   -------
Midcoast Energy Resources, Inc.[Legend]  $100      $ 95.07   $201.39   $221.66
S&P SmallCap 600 Index [Legend]          $100      $112.52   $141.31   $139.46
Old Peer Group [Legend] (1)              $100      $135.18   $129.31   $ 80.55
New Peer Group [Legend] (2)              $100      $108.84   $142.94   $149.15

(1) Consists of Aquila Gas Pipeline Corp., KN Energy, Markwest Hydrocarbon, Inc., Dynergy, Inc., Transmontaigne Oil Co. and Western Gas Resources, Inc. In prior years, the Company has measured its performance against the Old Peer Group, however, due to industry consolidation within the Old Peer Group, the data regarding the Old Peer Group is no longer comparable.

(2) The Old Peer Group is replaced in its entirety by Atmos Energy Corp., Cascade Natural Gas, Connecticut Energy, Energen Corp., New Jersey Resources, Northwest Natural Gas, Pennsylvania Enterprises, Piedmont Natural Gas, Public Service of North Carolina, Southwest Gas, Southwestern Energy and WICOR, Inc. Such companies comprise the Natural Gas Group of the S&P Small Cap 600 Index.

      The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, ("Securities Act") or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In February 1999, the Company completed the DPI/Flare Merger. Mr. Dufour was the principal owner of DPI/Flare, along with several other persons. As a result of the DPI/Flare Merger, Mr. Dufour, received $2,985,250 in cash and 140,574 shares of Common Stock. In addition, the Company agreed to elect Mr. Dufour to the Board and to grant Mr. Dufour certain piggyback registration rights regarding the shares of Common Stock he received as consideration in the DPI/Flare Merger. Under the terms of the agreement and plan of merger, all of the DPI/Flare partners received a total of $3,151,642 cash and 140,574 shares of Common Stock. The Company also repaid approximately $5.5 million in DPI/Flare indebtedness and agreed to pay up to $2.5 million in cash and Common Stock based on the future performance of DPI and Flare as set forth in the DPI/Flare Merger agreement. The consideration paid by the Company pursuant to the DPI/Flare Merger agreement was based on arms length negotiations among the parties.

                                 OTHER MATTERS

AUDITORS

      Hein + Associates LLP ("Hein"), certified public accountants, have served as the independent auditors of the Company for a number of years. It is not proposed that any formal action be taken at the Annual Meeting with respect to the continued employment of Hein. It is not anticipated that representatives of Hein will be present at the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and Directors and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC as well as to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its Proxy Statement any individual for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to the fiscal year ended December 31, 1998, all applicable Section 16 (a) filing requirements were complied with.

STOCKHOLDER PROPOSAL INFORMATION

      Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders is required to submit such proposals to the Company on or before December 18, 1999. For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2000 annual meeting of stockholders, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 2, 2000, and advises share owners in the 2000 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 2, 2000. Stockholder proposals for action at the 2000 Annual Meeting of stockholders and notices of intention to present proposals at the 2000 annual meeting of stockholders should be timely sent by certified mail, return receipt requested, to: Duane S. Herbst, Secretary, Midcoast Energy Resources, Inc., 1100 Louisiana, Suite 2950, Houston, Texas 77002.

MISCELLANEOUS MATTERS

      The Company is including herewith a copy of its annual report on Form 10-K, covering the fiscal year ended December 31, 1998 which has been filed with the SEC. The cost of soliciting proxies in the accompanying form will be borne by the Company, including the reimbursement of banks, brokers and other custodians, Nominees and fiduciaries for expenses in forwarding solicitation material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.


                                             By Order of the Board of Directors

                                             /S/ DUANE S. HERBST
                                             Duane S. Herbst
                                             Secretary

Houston, Texas
April 15, 1999

                                   EXHIBIT A
                         PLAN AND AGREEMENT OF MERGER

      This PLAN AND AGREEMENT OF MERGER (this "Merger Plan") is entered into on this _____ day of May, 1999, pursuant to Section 92A.100 of the Nevada General Corporation Law, as amended (the "NGCL"), and Article 5.01 of the Texas Business Corporation Act, as amended (the "TBCA"), by and between Midcoast Energy Resources, Inc., a Nevada corporation ("Midcoast-NV"), and Midcoast Pipeline, Inc., a Texas corporation ("Midcoast-TX"). Midcoast-NV and Midcoast-TX are collectively referred to herein as the "Constituent Corporations."


                          WITNESSETH                :

      WHEREAS, Midcoast-NV is a corporation duly organized and existing under the laws of the State of Nevada, and has authorized capital stock of 31,250,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.001 per share of which 7,149,480 shares of common stock are issued and outstanding;

      WHEREAS, Midcoast-TX is a corporation duly organized and existing under the laws of the State of Texas, and has authorized capital stock of 31,250,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.001 per share of which 100 shares of common stock are issued and outstanding;

      WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations that Midcoast-NV be merged with and into Midcoast-TX, with Midcoast-TX being the surviving corporation (the "Merger"), as authorized by the laws of the State of Nevada and the State of Texas, under and pursuant to the terms and conditions hereinafter set forth, and the Board of Directors of each of the Constituent Corporations has duly approved this Merger Plan and recommended its approval to the stockholders of each of the Constituent Corporations; and

      WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the same into effect, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval of this Merger Plan by the requisite consent of the stockholders of each of the Constituent Corporations, and subject to the conditions hereinafter set forth, as follows:

      (1) MERGER. At the Effective Time (as defined in Section 6 below) of the Merger, Midcoast-NV shall be merged with and into Midcoast-TX, with Midcoast-TX being the surviving corporation, which shall not be a new corporation, but which shall continue its corporate existence as a Texas corporation to be governed by the laws of the State of Texas.

      (2)   TERMS AND CONDITIONS OF MERGER. At the Effective Time of the Merger:

            (a) The Constituent Corporations shall be a single corporation, which shall be Midcoast-TX, the corporation designated herein as the surviving corporation.

            (b) The separate corporate existence of Midcoast-NV shall cease.

            (c) Midcoast-TX shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to any Constituent Corporation on whatever account, as well as for stock subscriptions, and all other things in action or belonging to each Constituent Corporation shall be vested in Midcoast-TX; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Midcoast-TX as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporation shall thenceforth attach to Midcoast-TX and may be enforced against Midcoast-TX to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or Midcoast-TX may be substituted in such action or proceeding.

            (d) All corporate acts, plans, policies, contracts, approvals and authorizations of the Constituent Corporations and their stockholders, Boards of Directors, committees elected or appointed by their Boards of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approval and authorizations of Midcoast-TX and shall be effective and binding thereon as the same were with respect to the Constituent Corporations.

            (e) The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of Midcoast-TX, the surviving corporation, in accordance with generally accepted accounting principles, and the capital surplus and retained earnings of Midcoast-TX, the surviving corporation, shall be determined in accordance with generally accepted accounting principles, by the Board of Directors of Midcoast-TX.

      (3) CANCELLATION OF MIDCOAST-TX STOCK. At the Effective Time, each share of common stock, par value $.01 per share, of Midcoast-TX ("Midcoast-TX Common Stock") then issued and outstanding shall, without any action on the part of the sole stockholder thereof, be cancelled and cease to exist, and, at or before the Effective Time, the stockholder of the then issued and outstanding shares of Midcoast-TX Common Stock shall surrender each outstanding certificate or certificates theretofore representing shares of Midcoast-TX Common Stock.

      (4) MIDCOAST-NV COMMON STOCK. At the Effective Time of the Merger, each share of common stock, par value $.01 per share, of Midcoast-NV ("Midcoast-NV Common Stock") issued and outstanding immediately preceding the Effective Time of the Merger shall, without any action on the part of the stockholders thereof, be converted into an identical number of shares of Midcoast-TX Common Stock.

      (5)   ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.

            (a) The Articles of Incorporation of Midcoast-TX as existing and constituted immediately prior to the Effective Time of the Merger, attached hereto as Exhibit I, shall, at and after the Effective Time of the Merger, be and constitute the Articles of Incorporation of Midcoast-TX, as the corporation surviving the Merger.

            (b) The Bylaws of Midcoast-NV as existing and constituted immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, be and constitute the Bylaws of Midcoast-TX, as the corporation surviving the Merger, until amended in the manner provided by law.

            (c) The names and addresses of the persons who, upon the Effective Time, shall constitute the board of directors of Midcoast-TX, as the corporation surviving the Merger, and who shall hold office until their successor(s) are elected and qualified, are as follows:



NAME                   POSITION                 ADDRESS
----                   --------                 -------
Dan C. Tutcher         Chairman of the Board    1100 Louisiana, Suite 2950
                                                Houston, TX 77002
I. J. Berthelot, II    Director                 1100 Louisiana, Suite 2950
                                                Houston, TX 77002

Ted Collins, Jr.       Director                 Collins & Ware, Inc.
                                                508 West Wall Street, Suite 1200
                                                Midland, TX 78701
Richard N. Richards    Director                 5127 E. El Roble St.
                                                Long Beach, CA 90815
Bruce Withers          Director                 Withers Enterprises
                                                67 Bridgeberry Place
                                                The Woodlands, TX 77381
                                                1374 U.S. Hwy 11
Curtis J. DuFour, III  Director                 Petal, MS 39465

            (d) The names and addresses of the persons who, upon the Effective Time, shall constitute the officers of Midcoast-TX, as the corporation surviving the Merger, and who shall hold office, subject to the bylaws of Midcoast-TX, until their successor(s) are elected and qualified, are as follows:


NAME                 POSITION                        ADDRESS
----                 --------                        -------
Dan C. Tutcher       President and Chief             1100 Louisiana, Suite 2950
                     Executive Officer               Houston, TX 77002
I. J. Berthelot, II  Executive Vice President        1100 Louisian, Suite 2950
                     and Chief Operating             Houston, TX 77002
                     Officer
Richard A. Robert    Treasurer and Principal         225 Litchfield Lane
                     Financial Officer               Houston, TX 77024
                                                     5313 Greenbriar
Duane Herbst         Secretary                       Corpus Christi, TX 78413

      (6) APPROVAL AND EFFECTIVE TIME OF MERGER. This Merger Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the NGCL and the TBCA. After the approval of this Merger Plan by the stockholders of each Constituent Corporation in accordance with the requirements of the NGCL and the TBCA, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the NGCL, the TBCA and this Merger Plan. The Merger shall become effective upon the issuance of certificates of merger by each of the Secretaries of State of the States of Nevada and Texas subsequent to the filing of (i) Articles of Merger by the Constituent Corporations with Secretary of State of the State of Texas and (ii) Articles of Merger by the Constituent Corporations with the Secretary of State of the State of Nevada, which filings shall occur on the date this Merger Plan is executed and delivered by the parties hereto (the "Effective Time").

      (7)         OTHER PROVISIONS.

            (a) If at any time Midcoast-TX shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, or record or otherwise, in Midcoast-TX the title to any property or rights of Midcoast-NV acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Constituent Corporations, respectively, shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of Midcoast-TX or Midcoast-NV to vest, perfect or confirm title to such property or rights in Midcoast-TX and otherwise carry out the purposes of this Merger Plan.

            (b) This Merger Plan may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Constituent Corporations (if such stockholder approval is required), by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors.

            (c) For the convenience of the parties and to facilitate the filing and recording of this Merger Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

            (d) This Merger Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of all parties hereto.

            (e) Pusuant to NGCL ss. 92A.390, Midcoast-NV stockholders have no dissenters rights because the Company's securities are listed on the AMEX.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Plan to be executed as of the date first above written.


                                          MIDCOAST PIPELINE, INC.
                                          A TEXAS CORPORATION


                                          By:_______________________________
                                                Dan C. Tutcher
                                          President and Chief Executive Officer




                                          MIDCOAST ENERGY RESOURCES, INC.
                                          A NEVADA CORPORATION


                                          By: ______________________________
                                                Dan C. Tutcher
                                          President and Chief Executive Officer

                                   EXHIBIT I
                            ARTICLES OF INCORPORATION
                                       OF
                            MIDCOAST PIPELINE , INC.


      The undersigned, a natural person acting as incorporator of a corporation under the Texas Business Corporation Act, as the same exists or may hereafter from time to time be amended (the "TBCA"), hereby adopts the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                      NAME

   The name of the corporation is Midcoast Pipeline, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

      The address of its registered office in the State of Texas is 1100 Louisiana, Suite 2950, Houston, Texas 77002. The name of its registered agent at such address is Dan C. Tutcher.

                                   ARTICLE III
                                    PURPOSES

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the TBCA.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

      The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 36,250,000 shares, consisting of:
(i) 31,250,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

      A. Common Stock. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time from time to time out of any funds of the Corporation legally available therefor. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

      B. Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by a majority vote of the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, including, without limitation, full or limited voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock or any series of other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock or any series of other securities, or any redemption provision or sinking fund provisions, all as shall be stated in a Directors' Resolution. The shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

      C. Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

      D. Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may only be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

      E. General. Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Common Stock and Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the full consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                    ARTICLE V
                                    EXISTENCE

      The existence of the Corporation is to be perpetual.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

      No shareholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE VII
                              NO CUMULATIVE VOTING

      At each election of directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes in any election of directors.

                                  ARTICLE VIII
                     NO SHAREHOLDER ACTION WITHOUT A MEETING

      Any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders, and, except as otherwise required by law, special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, by such other persons as may be set forth in the Bylaws of the Corporation (the "Bylaws"), or by the holders of at least fifty percent of all of the shares entitled to vote at the proposed special meeting.

                                   ARTICLE IX
                                  VOTE REQUIRED

      Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law, for any corporate action other than the election of directors that requires the approval of the shareholders of the Corporation, including, but not limited to, amendment of these Articles of Incorporation or any merger, reorganization, dissolution or liquidation of the Corporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

                                   ARTICLE X
                               BOARD OF DIRECTORS

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the TBCA or by the other provisions of these Articles of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the TBCA, these Articles of Incorporation and the Bylaws of the Corporation (the "Bylaws"); provided, however, that no Bylaws hereafter adopted by the shareholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                                   ARTICLE XI
                                 INDEMNIFICATION

      A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the

Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

      B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the TBCA which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

      C. Vesting. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of these Articles of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

      D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBCA or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the TBCA or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

      E. Nonexclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of these Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

      G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Bylaws, the TBCA or other applicable law.

      H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.


                                   ARTICLE XII
                           LIMITED DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute, or (iv) for any transaction from which the director derived an improper personal benefit.

      If the Texas Miscellaneous Corporation Laws Act or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the such laws, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


                                  ARTICLE XIII
                                     BYLAWS

      Except as otherwise required by law, the Board of Directors is expressly and exclusively authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the shareholders, and the shareholders of the Corporation may not adopt, amend or repeal the Bylaws, or adopt new Bylaws.


                                   ARTICLE XIV
                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

      The Corporation shall not commence business until it has received for the issuance of its shares consideration of at least $1,000, consisting of money, labor done or property actually received.


                                   ARTICLE XV
                           INITIAL BOARD OF DIRECTORS

      The name and mailing address of the initial member of the Board of Directors is:


      Dan C. Tutcher
      1100 Louisiana, Suite 2950
      Houston, Texas 77002

                                   ARTICLE XVI
                                  INCORPORATOR

      The name and mailing address of the incorporator, the powers and authority of whom shall cease upon the filing of these Articles of Incorporation, is:


      Robert G. Reedy
      Porter & Hedges, L.L.P.
      700 Louisiana, 35th Floor
      Houston, Texas 77002

      I, the undersigned incorporator, for the purpose of forming a corporation pursuant to the TBCA, do adopt these Articles of Incorporation, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have executed these Articles of Incorporation on _______ __, 1999.




                                          Robert G. Reedy

                                   EXHIBIT B

                                AMENDMENT TO THE
                           1997 NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN


      The 1997 Non-Employee Director Stock Option Plan ("Director Plan") of Midcoast Energy Resources, Inc. is hereby amended as follows, effective October 1, 1998, subject to stockholder approval:

      1. Section 3 is amended to read as follows in its entirety:

      "3. STOCK RESERVED FOR THE PLAN. The total number of shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") with respect to which Options may be granted under the Plan, shall not exceed the aggregate of 150,000 shares; PROVIDED, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of
      Section 15 of this Plan. Such shares may be treasury shares or authorized but unissued shares. The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be subject to Options granted hereunder. If any Option expires or is canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan. All Options granted under the Plan will constitute non-qualified options ("NQO")."

                                    EXHIBIT C
                        MIDCOAST ENERGY RESOURCES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

      The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Midcoast Energy Resources, Inc. (herein called the "Company").

      1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries (as defined in paragraph 2(d)) with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2.    DEFINITIONS.

            (a) "Board" means the Board of Directors of the Company.

            (b) "Common Stock" means the Common Stock, $.01 par value, of the Company.

            (c) "Compensation" means base pay, excluding all other emoluments such as amounts attributable to overtime, incentive compensation, bonuses and commissions; except that commissions paid with respect to the Company's sales activities shall be treated as a part of base pay. The Board or its Committee (as defined in Paragraph 13) may specifically direct the inclusion of any excluded item of compensation in a manner consistent with the requirements of
Section 423 of the Code, as provided in Paragraph 1, but subject to the limitations contained in Paragraph 19 hereof.

            (d) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (e) "Employee" means any person, including an officer, who is at least 21 years old and who is employed by the Company or one of its Designated Subsidiaries.

            (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (g) "Exercise Date" means the last two trading dates of each month during an Offering Period.

            (h) "Offering Date" means the first day of each month during an Offering Period.

            (i) "Offering Period" means each successive quarter of the Company's fiscal year.

            (j) "Participant" means an Employee of the Company who has met the eligibility requirements of Paragraph 3 and the participation requirements of Paragraph 5.

            (k) "Reserves" means the number of shares of authorized but unissued Common Stock which have been authorized for issuance under the Plan pursuant to Paragraph 12 but have not yet been placed under option.

            (l) "Securities Act" means the Securities Act of 1933, as amended.

            (m) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

            (n) "Termination Date" means the last day of each Offering Period of the Plan.

      3.    ELIGIBILITY.

            (a) GENERAL RULE. Pursuant to Section 423(b)(5) of the Code, any Employee who has been employed by the Company or one of its Designated Subsidiaries for at least six consecutive months shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code. An Employee may begin participating in the Plan on the first Offering Date after six consecutive months of uninterrupted employment.

            (b) EXCEPTIONS. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if,

                  (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 425(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or

                  (ii) the rate of withholding under such option would permit the Employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year.

      4. OFFERINGS. The Plan shall be implemented by an offering to purchase shares of Common Stock by the Employee during each Offering Period until terminated in accordance with paragraph 19 hereof.

      PARTICIPATION.

            (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement and authorizing payroll deductions on the form provided by the payroll agent of the Company and filing the subscription agreement with the Company's payroll office not less than 15 days prior to the commencement of the next Offering Period, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering.

            (b) Payroll deductions for a Participant shall commence with the first payroll following the Offering Date or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall continue through each subsequent Offering Period, unless sooner terminated by the Participant as provided in paragraph 10.

      6.    PAYROLL DEDUCTIONS.

            (a) At the time a Participant files a subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding ten percent (10%), or such other maximum rate as may be determined from time to time by the Board, of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%), or such other maximum percentage as may be determined from time to time by the Board, of the Compensation which he would otherwise have received during said Offering Period.

            (b) To continue in the Plan, a Participant must elect to deduct a minimum amount from his payroll on each payday to equal a minimum of $20.00 being deducted for each month that the Participant is in the Plan.

            (c) All payroll deductions authorized by a Participant shall be credited to his account under the Plan. A Participant may not make any additional payments into such account.

            (d) A Participant may discontinue his participation in the Plan as provided in paragraph 10 but may not decrease or increase the rate of his payroll deductions during the Offering Period. However, an Employee may increase or decrease the rate of his payroll deductions by providing the Company's payroll agent with a new statement authorizing payroll deductions at least 15 days prior to the next Offering Date.

            (e) Unless terminated in accordance with Paragraph 10 hereof or otherwise increased or decreased in accordance with Paragraph 6(d) hereof, a Participant's rate of payroll deductions shall continue for each successive Offering Period.

      7.    GRANT OF OPTION.

            (a) Unless the Board of Directors or the Committee declines to issue options for a particular month, the Company shall be deemed to have granted options to each Participant on the Offering Date to purchase Common Stock of the Company on the Exercise Date. All options granted must be exercised on the Exercise Date. Any options that are not exercised on the relevant Exercise Dates shall expire and be null and void.

            (b) The purchase price per share of Common Stock, or option price, with respect to each Exercise Date shall be (i) 85% of the average price of all the Common Stock purchased for use under the Plan on the Exercise Date if the option granted by the Plan is funded by shares purchased on the open market by a financial institution appointed by the Board of Directors or the Committee or
(ii) 85% of the closing price of the Common Stock on the last trading day of the month if the option granted by the Plan is funded from the Reserves.

      8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically at the Exercise Date, and the minimum number of shares subject to option, including fractional shares, will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

      9. DELIVERY. If requested by a Participant directly to the financial institution appointed by the Board of Directors of the Committee in a manner prescribed by the financial institution, the financial institution shall arrange the delivery to each Participant, as appropriate, of a certificate bearing the Participant's name representing the shares purchased upon exercise of his option. If not requested by the Participant, all purchased shares of Common Stock will be held in "street name" of the financial institution appointed by the Board of Directors or the Committee for the benefit of each Participant. Any cash remaining to the credit of a Participant's account under the Plan after a purchase by him of shares at the Termination Date of each Offering Period shall be applied to the following Offering Period or returned to the Participant if the Participant so requests in a manner prescribed in Paragraph 10.

      10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

            (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time by giving 15 days prior written notice to the Company on a form provided for such purpose. All of the Participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and his option for the current Offering Period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during such Offering Period.

            (b) Upon termination of the Participant's employment for any reason, including retirement or death, the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, as soon as practicable following receipt by the Company thereof to the person or persons entitled thereto under paragraph 14, and his option will be automatically cancelled.

            (c) If a Participant withdraws from the Plan, the Participant will be ineligible to participate in the Plan for a period of six months from the date of withdrawal from the Plan. Having withdrawn from the Plan, if the Employee is employed by the Company during the six months of ineligibility, then the Employee will be eligible to return to the Plan by following the procedures set forth in Paragraph 5.

      11. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

      12.   STOCK.

            (a) The maximum number of shares of the Company's authorized but unissued Common Stock which shall be reserved for sale under the Plan, not including treasury shares or shares purchased in the open market, shall be 100,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in paragraph 18. The Common Stock to be sold to Participants in the Plan may be, at the election of the Company, either Common Stock purchased in the open market, treasury stock, or Reserves. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the termination date of such Offering Period.

            (b) The Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

            (c) Upon request for delivery to a Participant directed to the financial institution appointed by the Board of Directors or the Committee, shares to be delivered to a Participant by the financial institution will be registered in the name of the Participant or in the name of the Participant and his spouse. If not requested, shares of Common Stock purchased under the Plan will be held in "street name" of the financial institution for the benefit of each Participant.

      13. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or a committee (the "Committee") appointed by the Board of Directors and shall be maintained by any financial institution duly appointed by the Board of Directors or by the Committee. The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all Participants. Members of the Board or the Committee who are eligible Employees are permitted to participate in the Plan, provided that:

            (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

            (b) No member of the Board who is eligible to participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.

            (c) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

      14.   DESIGNATION OF BENEFICIARY.

            (a) A Participant may file a written designation of a beneficiary who is to receive cash, if any, from the Participant's account under the Plan in the event of such Participant's death at a time when cash is held for Participant's account. In community property states the Participant's spouse must be the beneficiary unless the Participant's spouse consents in writing to the designation of another beneficiary.

            (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

      16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees quarterly as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, and the number of shares purchased.

      18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, the issuance of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option under the Plan.

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      19. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination will affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

            (a) Increase the number of shares that may be issued under the Plan;

            (b) Materially modify the requirements as to eligibility for participation in the Plan; or

            (c) Materially increase the benefits that may accrue to participants under the Plan.

      20. NOTICES. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

            (a) (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 4(a) of the Exchange Act at the time such information is furnished; and

            (b) obtained at or prior to the next meeting of shareholders held subsequent to the adoption of the Plan by the Board of Directors.

      In the case of approval by written consent, the shares "present or represented" shall mean all outstanding shares.

      22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option and if required by the Securities Act, Exchange Act or any other applicable securities laws, the Company may require the Participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23. GENDER AND NUMBER. Whenever the context requires, the words used herein shall include the masculine, feminine, and neuter gender as well as the singular and plural.

      Adopted and amended by resolution of the Board of Directors of Midcoast Energy Resources, Inc. on October 1, 1998 and March 31, 1999, respectively.


                                          Secretary of the Company

                        MIDCOAST ENERGY RESOURCES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL STOCKHOLDERS' MEETING
                           TO BE HELD ON MAY 17, 1999

       The undersigned stockholder of Midcoast Energy Resources, Inc. (the "Company") hereby appoints Dan C. Tutcher and Duane S. Herbst or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Royal Sonesta Hotel located at 300 Bourbon Street, New Orleans, Louisiana at 10:30 a.m., local time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.


(PLEASE SIGN ON REVERSE SIDE)                                  See Reverse
                                                                   Side
________________________________________________________________________________

A [X] Please mark your
      votes as in this
      example using
      dark ink only.

                                          Withhold
                  For all nominees     Authority to vote
                (except as indicated     all nominees
                      below)            listed at right

1. Election of          [ ]                   [ ]
   Directors


NOMINEES:   Dan C. Tutcher
            I. J. Berthelot, II
            Ted Collins, Jr.
            Curtis J. Dufour, III
            Richard N. Richards
            Bruce Withers


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:


_______________________________________________________________



                                                          FOR  AGAINST  ABSTAIN
2. To approve the proposal to change the Company's        [ ]    [ ]      [ ]
   state of incorporation from Nevada to Texas.

3. To approve the amendment to the 1997 Non-              [ ]    [ ]      [ ]
   Employee Director Stock Option Plan.

4. To approve the Midcoast Energy Resources, Inc.         [ ]    [ ]      [ ]
   Employee Stock Purchase Plan.

5. In their discretion, upon such other matters as may properly come before the Annual Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND PROPOSALS ABOVE AND IF NO CONTRARY SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, FOR THE APPROVAL OF PROPOSAL 2, FOR THE APPROVAL OF PROPOSAL 3 AND FOR THE APPROVAL OF PROPOSAL 4.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Company's annual report on Form 10-K furnished herewith.

PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED


Stockholder's Signature_______________  Stockholder's Signature_________________


                                                              Dated_______, 1999


Note: Signatures should agree with the name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.